Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-58320 and No. 333-151746) of Flowers Foods, Inc. of our report dated June 8, 2012 relating to the financial statements and supplemental schedule of Flowers Foods, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

June 8, 2012

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